SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 24, 2002
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                               BCSB BANKCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

       Federal                   0-24589                      52-2108333
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(State or Other          (Commission File No.)            (I.R.S. Employer
Jurisdiction of                                           Identification No.)
Incorporation)


4111 E. Joppa Road, Suite 300, Baltimore, Maryland                     21236
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       (Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (410) 256-5000
                                                     --------------



                                 Not Applicable
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          (Former name or former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets.
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         On July 24, 2002, BCSB Bankcorp, Inc. and its wholly-owned subsidiary,
Baltimore County Savings Bank, F.S.B., completed their acquisition of WHG Bancshares Corporation ("WHG") and its wholly-owned subsidiary, Heritage Savings Bank, F.S.B. As part of the acquisition, WHG's stockholders received $14.25 per share for each share of WHG's common stock issued and outstanding. The aggregate purchase price for the transaction (including cash payments for the cancellation of options) was approximately $18 million. The purchase price was funded with cash on hand and the sale of liquid securities. The transaction was accounted for using the purchase method.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         The financial statements and pro forma information required to be filed by this Item are not available at this time. Such information will be filed as an amendment to this Current Report on Form 8-K when the information becomes available; however, in no event will such information be filed any later than 60 days from the last date on which this Form 8-K was required to be filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    BCSB BANKCORP, INC.



DATE: July 25, 2002             By:  /s/ Gary C. Loraditch
                                    --------------------------------------------
                                    Gary C. Loraditch
                                    President and Chief Executive Officer
                                   (Principal Executive Officer